Exhibit 10.2

AMENDMENT NO. 1 TO LETTER AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of February 15, 2022, to the Letter Agreement (as defined below) is entered into by and among HumanCo Acquisition Corp. (the “Company”), HumanCo Acquisition Holdings, LLC (the “Sponsor”), HMCO Acquisition, LLC (“HumanCo SPV”), CAVU Venture Partners III, LP (“CAVU”) and the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (each, an “Insider” and collectively, the “Insiders”) and is effective as of the date hereof. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Letter Agreement.

WHEREAS, the Company, the Sponsor, HumanCo SPV, CAVU and each of the Insiders are parties to that certain Letter Agreement, dated as of December 8, 2020 (the “Letter Agreement”);

WHEREAS, CAVU desires to sell to certain funds and accounts managed by BlackRock, Inc. (the “Investors”) an aggregate of 2,500,000 units CAVU purchased in a private placement that occurred simultaneously with the Company’s initial public offering (the “CAVU Units”), and the Company, the Sponsor, HumanCo SPV, and the Insiders desire to permit CAVU to sell the CAVU Units to the Investors;

WHEREAS, the Sponsor desires to sell to the Investors an aggregate 2,005,243 of the private placement warrants the Sponsor purchased in a private placement that occurred simultaneously with the Company’s initial public offering (the “Private Placement Warrants”), and the Company, HumanCo SPV, CAVU and the Insiders desire to permit the Sponsor to sell the Private Placement Warrants to the Investors;

WHEREAS, the parties hereto desire to amend the Letter Agreement as set forth herein; and

WHEREAS, Section 13 of the Letter Agreement provides that the Letter Agreement may be amended by a written instrument executed by all parties thereto.

NOW, THEREFORE, for good and valuable consideration, the undersigned each agree as follows:

1. Amendment to Paragraph 1. Paragraph 1 of the Letter Agreement is hereby amended and restated in its entirety as follows:

1. The Sponsor, HumanCo SPV, and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months from the closing of the Public Offering, or such later period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation (the “Charter”), the Sponsor, HumanCo SPV and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 Business Days thereafter, subject to lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”) and the Common Stock sold as part of the CAVU Units (the “CAVU Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined below), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares and CAVU Shares, which redemption will completely extinguish all Public Stockholders’ and holders of CAVU Shares’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor, HumanCo SPV, and each Insider agrees not to propose any amendment to the Charter to (a) modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or the Company’s obligation to redeem 100% of the Offering Shares and CAVU Shares if the Company does not complete a Business Combination within the time period set forth in the Charter or (b) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides Public Stockholders and holders of the CAVU Shares with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (including any amounts then on deposit in the Trust Account that are allocable to the CAVU Shares), including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable but including any interest earned on the funds held in the Trust Account that are allocable to the CAVU Shares) and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding Offering Shares and CAVU Shares.

The Sponsor, HumanCo SPV, CAVU and each Insider acknowledges that, with respect to the Founder Shares held by it, him or her, it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account as a result of any liquidation of the Company. The Sponsor, HumanCo SPV, CAVU and each Insider hereby agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall vote any shares of Capital Stock (whether purchased before, during or after the Public Offering, including in open market and privately negotiated transactions) owned by it, him or her in favor of any proposed Business Combination. The Sponsor, HumanCo SPV, CAVU and each Insider hereby further waives, with respect to any shares of Capital Stock held by it, him or her (excluding, for the avoidance of doubt, the CAVU Shares), if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of (i) a stockholder vote to approve such Business Combination, or (ii) a stockholder vote to approve an amendment to the Charter to (a) modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Offering Shares and CAVU Shares if the Company does not complete a Business Combination within the time period set forth in the Charter or (b) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity (although the Sponsor, HumanCo SPV, CAVU and the Insiders shall be entitled to liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within the time period set forth in the Charter). If the Company engages in a tender offer in connection with any proposed Business Combination, the Sponsor, HumanCo SPV, CAVU and each Insider agrees that it, he or she will not seek to sell its, his or her shares of Capital Stock to the Company in connection with such tender offer.

2. Amendment to Paragraph 7. Paragraph 7 of the Letter Agreement is hereby amended and restated in its entirety as follows:

7.  (a)       The Sponsor, HumanCo SPV, CAVU and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or shares of Common Stock issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Company’s initial Business Combination, (x) if the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) The Sponsor, HumanCo SPV, CAVU and each Insider agrees that it, he or she shall not Transfer any Private Placement Warrants (or shares of Common Stock issued or issuable upon the exercise thereof) until 30 days after the completion of the Company’s initial Business Combination (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”); provided, however, that the parties hereto agreed to allow the Sponsor to transfer an aggregate of 2,005,243 Private Placement Warrants to the Investors.

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(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise or conversion thereof and, with respect to the Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise or conversion thereof, that are held by the Sponsor, HumanCo SPV, CAVU, any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, the Sponsor, any members of the Sponsor, any affiliates of the Sponsor or CAVU, or any affiliates of such members and funds and accounts advised by such members or any limited partners of any such funds that are invested in the Sponsor or the limited partners of CAVU; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of the laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial Business Combination at prices no greater than the price at which the Founder Shares, Private Placement Warrants or shares of Common Stock were originally purchased; (f) to an entity that is an affiliate of the holder; (g) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; (h) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (i) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of an initial Business Combination; or (j) to the Company for no value for cancellation in connection with the consummation of the initial Business Combination; provided, however, that, in the case of clauses (a) through (f) or (h), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this paragraph 7(c) and the other restrictions contained in this Letter Agreement.

3. Amendment to Paragraph 13. Paragraph 13 of the Letter Agreement is hereby amended and restated in its entirety as follows:

13. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the Company, the Sponsor, HumanCo SPV and any of the Insiders who are directors or executive officers of the Company at the time of the amendment; provided, however, that no amendment that disproportionately negatively impacts CAVU may be adopted without the consent of CAVU.

4. Miscellaneous. Except as expressly amended hereby, the Letter Agreement shall remain unchanged, and the Letter Agreement, as so amended, shall continue in full force and effect in accordance with its terms. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

HUMANCO ACQUSITION HOLDINGS, LLC

By:	/s/ Ross Berman
Name: Ross Berman
Title: Manager

HUMANCO ACQUISITION CORP.

By:	/s/ Amy Zipper
Name: Amy Zipper
Title: Chief Operating Officer

HMCO ACQUISITION, LLC

By:	/s/ Jason H. Karp
Name: Jason H. Karp
Title: Manager

CAVU VENTURE PARTNERS III, LP

By:	CAVU Venture Partners GP III, LP
Its: General Partner

By:	CAVU Venture Partners GP III, LLC
Its: General Partner

By:	/s/ Brett Thomas
Name: Brett Thomas
Title: Managing Partner

/s/ Jason H. Karp
Jason H. Karp

/s/ Ross Berman
Ross Berman

/s/ Brett Thomas
Brett Thomas

/s/ Amy Zipper
Amy Zipper

[Signature Page to Amendment No. 1 to Letter Agreement]

/s/ Brian Locklear
Brian Locklear

/s/ Rohan Oza
Rohan Oza

/s/ Katrina Cole
Katrina Cole

/s/ John Foraker
John Foraker

/s/ Dean Hollis
Dean Hollis

/s/ Brian Kelley
Brian Kelley

[Signature Page to Amendment No. 1 to Letter Agreement]